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                                                                   EXHIBIT 23(d)

               CONSENT OF FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

May 19, 1998

BB&T Corporation
200 West Second Street
Winston-Salem, NC 27101

Ladies and Gentlemen:

     This letter will constitute our consent to the inclusion of our opinion regarding the acquisition of Franklin Bancorporation, Inc. ("Franklin") by BB&T Corporation ("BB&T"), in BB&T's registration statement on Form S-4 (the "Registration Statement") and to the inclusion of the summary of such opinion and the use of our name in the Registration Statement. In giving the foregoing consent, we do no admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                              /s/ Friedman, Billings, Ramsey & Co., Inc.